SUB-ITEM    77K:     Changes     in
registrant's certifying accountant.


On   February   18,   2008,   Grant
Thornton   LLP  ceased  being   the
independent    registered    public
accounting   firm   for    Lifetime
Achievement Fund, Inc. ("the Fund")
due   to   the   Audit  Committee's
decision to appoint Briggs, Bunting
&  Dougherty,  LLP  as  the  Fund's
independent    registered    public
accounting  firm  for  the   Fund's
fiscal  year  ending  December  31,
2008.    Grant  Thornton  LLP   had
served  as  the Fund's  independent
registered  public accounting  firm
for  each of the two years  in  the
period  ended  December  31,  2007.
Grant  Thornton LLP  had  issued  a
report  on the financial statements
of  the  Fund  for  each  of  those
years.    Such  reports   did   not
contain    adverse   opinions    or
disclaimers  of opinion,  nor  were
they  qualified or modified  as  to
uncertainty,   audit   scope,    or
accounting principles.

At    no    time   preceding    the
resignation  of Grant Thornton  LLP
were    there   any   disagreements
between the management of the  Fund
and   Grant  Thornton  LLP  on  any
matter of accounting principles  or
practices,   financial    statement
disclosure,  or auditing  scope  or
procedure, which disagreements,  if
not resolved to the satisfaction of
Grant  Thornton  LLP,  would   have
caused it to make reference to  the
subject matter of the disagreements
in  connection with its report.  At
no  time  preceding the resignation
of  Grant Thornton LLP did  any  of
the events enumerated in paragraphs
(a)(1)(v)(A) through  (D)  of  Item
304 of Regulation S-K occur.

On  February 18, 2008,  the  Fund's
Audit Committee engaged the firm of
Briggs, Bunting & Dougherty, LLP to
serve   as   the  new   independent
registered  public accounting  firm
to  the  Fund. At no time preceding
the engagement of Briggs Bunting  &
Dougherty,   LLP  did  the   Fund's
management consult Briggs Bunting &
Dougherty, LLP regarding either (i)
the   application   of   accounting
principles    to    a     specified
transaction,  either  completed  or
proposed,  or  the  type  of  audit
opinion  that might be rendered  on
the Fund's financial statements, or
(ii) any matter that was either the
subject  of  a  disagreement  or  a
reportable event, as such terms are
defined in Item 304 of Regulation S-
K.

On June 20, 2008, the Fund provided
Grant  Thornton LLP with a copy  of
these   disclosures  and  requested
that Grant Thornton LLP furnish the
Fund with a letter addressed to the
Securities  and Exchange Commission
stating whether it agrees with  the
statements made by the Fund  herein
and,   if   not,   detailing    the
particular statements with which it
does  not  agree.  A copy of  Grant
Thornton  LLP's letter  dated  July
14, 2008, is filed as an Exhibit to
this Form N-SAR.